P99000022237

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

4.2.18

Office Use Only

700312320397

04/26/18--01027--002 **43.75

FILED
2018 APR 26 PM 2: [illegible]
[illegible]

Amend/Name chg

MAY 0 1 2018

I ALBRITTON

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: KYTO BIOPHARMA INC.

DOCUMENT NUMBER: P99000022237

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Georges Benarroch
Name of Contact Person

Kyto BioPharma Inc. (Kyto Technology and Life Science, Inc.)
Firm/ Company

114 Belmont Street
Address

Toronto Ontario Canada M5R 1P8
City/ State and Zip Code

gbh@comindusfinance.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Georges Benarroch at (705) 493-5010
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ■ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

KYTO BIOPHARMA INC.

(Name of Corporation as currently filed with the Florida Dept. of State)

P99000022237

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. **If amending name, enter the new name of the corporation:**

KYTO TECHNOLOGY AND LIFE SCIENCE, INC. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc." or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. **Enter new principal office address, if applicable:**
(Principal office address MUST BE A STREET ADDRESS)

13050 La Paloma Rd.
Los Altos Hills, CA 94022

C. **Enter new mailing address, if applicable:**
(Mailing address MAY BE A POST OFFICE BOX)

D. **If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) X Change	CST	Georges Benarroch	78 Hazelton Ave.
___ Add			Toronto ON M5R 2E2
___ Remove			
2) ___ Change	PCEOD	Paul Russo	13050 La Paloma Rd.
X Add			Los Altos Hills CA 94022
___ Remove			
3) ___ Change	D	Peter Prendergast	78 Hazelton Ave.
___ Add			Toronto ON M5R 2E2
X Remove			
4) ___ Change	CFO	Simon P. Westbrook	10 Timber Ridge Ln
X Add			Scotts Valley CA 95066
___ Remove			
5) ___ Change			
___ Add			
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

E. **If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

Amendment to Article IV - adding Class B Preferred (attached) - date of Amendment March 26, 2018

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
KYTO BIOPHARMA, INC.

Document Number: P99000022237

TO: DEPARTMENT OF STATE
DIVISION OF CORPORATIONS
STATE OF FLORIDA

Pursuant to Florida Statute Section 607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation and does certify as follows:

1. The name of the corporation is: KYTO BIOPHARMA, INC.

2. The date of adoption of these amendments to the said Articles of Incorporation is March 26, 2018.

3. The amendment as contained here was approved by the shareholders and the number of votes cast for the amendment, being common voting stock which is the only class of stock entitled to vote, were a majority of the outstanding voting stock of the Corporation and were sufficient for approval.

4. ARTICLE IV is hereby revoked in its entirety and a new ARTICLE IV is adopted as follows:
" ARTICLE IV

The total authorized capital stock of this Corporation shall consist of One Hundred Million (100,000,000) shares of voting Common Stock, having a par value of $0.0001 each, amounting in the aggregate to Ten Thousand Dollars ($10,000.00), and Two Million (2,000,000) shares of Class A Preferred Stock, having a par value of $1.00 each, amounting in the aggregate to Two Million Dollars ($2,00,000), and One Million Five Hundred Thousand Class B Preferred Stock, having a par value of $0.80 each, amounting in the aggregate to One Million Two Hundred Thousand Dollars ($1,200,000). All stock when issued shall be fully paid for and shall be non-assessable.

Relative rights, preferences, privileges and restrictions granted to or imposed upon the Class A and Class B Preferred Stock and the Common Stock are as follows:

1. Dividends

The holders of Class A and B Preferred Stock shall be entitled to receive out of any funds of the Corporation at a time legally available for the declaration of dividends, dividends at a rate as shall be established within the sole discretion of the Board of Directors and under such terms and conditions as the Board shall prescribe, provided, however, that in the event dividends shall be declared, dividends on issued and outstanding Class A Preferred Stock shall be payable before any dividends shall be declared or paid upon or set apart for the Common Stock, all such dividends being non-cumulative in nature.

2. Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets and surplus funds of the Corporation available for distribution to the shareholders shall be distributed:

i) To holders of Class B Preferred Stock, in preference to holders of Common Shares and Class A Preferred Stock, in an amount equal to two times the par value of such shares and if this distribution shall be insufficient to permit the payments as previously specified then the entire distributable assets of the Corporation shall be distributed ratably to the holders of the Class B Preferred Stock.

ii) After the payment to the holders of the said Class B Preferred stock, the remaining distributable assets shall be distributed ratably among the holders of Class A Preferred Shares in an amount equal to the par value of such shares and if this distribution shall be insufficient to permit the payments as previously specified then the remaining distributable assets of the Corporation shall be distributed ratably to the holders of the Class A Preferred Stock.

iii) After the payment to the holders of the said Class A and Class B Preferred stock, the remaining distributable assets shall be distributed ratably among the holders of the Common Stock and Class A Preferred stock without distinction according to their respective shares.

iv) Voting

i) Each holder of Common Stock shall have one vote, per share, in respect of each share of Common Stock held by such holder of record on the books of the Corporation for the election of directors and on all matters on which stockholders of the Corporation are entitled to vote. There shall be no cumulative voting.

ii) Class A Preferred Shares shall be non-voting.

iii) Class B Preferred Shares shall be voting.

v) Conversion Rights

i) Each holder of Class A Preferred Stock shall have the right to convert his or her stock to Common Stock at a conversion price and under such terms and conditions as set by the Board of Directors. The right of conversion shall be exercised solely within the discretion of the holder of the said Preferred Stock. The mechanics for the conversion to Common Stock shall be the responsibility of the Board of Directors.

ii) Each holder of Class B Preferred Stock shall have the right to receive one share of Common Stock or an amount equal to two dollars ($2.00) per Preferred Shares upon listing of the Company on the NASDAQ market. The mechanics for the conversion to Common Stock shall be the responsibility of the Board of Directors."

IN WITNESS WHEREOF, these Articles of Amendment were executed on March 26, 2018.

KYTO BIOPHARMA, INC.

By: ____________________________

Georges Benarroch
President & Chairman of the Board of Directors

The date of each amendment(s) adoption: April 25, 2018, if other than the date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated April 25, 2018

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Georges Benarroch

(Typed or printed name of person signing)

President and CEO

(Title of person signing)

The date of each amendment(s) adoption: April 25, 2018, if other than the date this document was signed.

Effective date if applicable: ______________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

- ■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

- ☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

  "The number of votes cast for the amendment(s) was/were sufficient for approval

  by ______________________."

  (voting group)

- ☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

- ☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated April 25, 2018

Signature ______________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Georges Benarroch

(Typed or printed name of person signing)

President and CEO

(Title of person signing)